UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Agreement and Plan of Merger with Wichita Falls Bancshares, Inc.

On July 1, 2025, Investar Holding Corporation (“Investar”), the holding company for Investar Bank, National Association, Baton Rouge, Louisiana (“Investar Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wichita Falls Bancshares, Inc. (“WFB”), the holding company for First National Bank, Wichita Falls, Texas. The Merger Agreement provides for the merger of WFB with and into Investar, with Investar as the surviving corporation. Immediately following the merger, First National Bank will be immediately merged with and into Investar Bank, with Investar Bank as the surviving bank.

Under the terms of the Merger Agreement, all of the issued and outstanding shares of WFB common stock will be converted into and represent the right to receive in the aggregate $7.2 million in cash from Investar and 3,955,344 shares of Investar common stock, subject to certain adjustments. Based on Investar’s closing stock price of $19.32 as of June 30, 2025, the transaction is valued at approximately $83.6 million in the aggregate.

The Merger Agreement contains customary representations, warranties and covenants by the parties. Included among the covenants contained in the Merger Agreement is the obligation of WFB not to solicit, initiate, encourage or facilitate the making of any inquiries with respect to, or provide any information to, conduct any assessment of or negotiate with any other person with respect to any alternative business combination transaction, subject to certain exceptions. In the event that WFB receives an unsolicited proposal with respect to an alternative business combination transaction that its board of directors determines to be superior to the transaction with Investar, Investar will have an opportunity to match the terms of such proposal, subject to certain requirements.

The assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating terms. Moreover, the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Investar and WFB, rather than establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding Investar or WFB at the time they were made or otherwise. The representations and warranties of the parties will not survive the closing.

Consummation of the transactions contemplated by the Merger Agreement is subject to various customary conditions, including, without limitation, the approval of the shareholders of each of Investar and WFB; the receipt of certain regulatory approvals; the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers); and the absence of a material adverse change with respect to WFB.

The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the closing has not occurred by March 31, 2026 (or June 30, 2026 if the only outstanding closing condition is the receipt of all required regulatory approvals), and the right of WFB to terminate the Merger Agreement, subject to certain conditions, to accept a business combination transaction deemed by its board of directors to be superior to the proposed merger. The Merger Agreement provides for the payment by WFB of a termination fee of $3,300,000 upon the termination of the Merger Agreement under certain circumstances.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

The Merger Agreement has been unanimously approved by the boards of directors of each of Investar and WFB, and the Merger Agreement has been executed and delivered by each of the parties. Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory and shareholder approvals, the merger is expected to be completed in the fourth quarter of 2025. In connection with the execution of the Merger Agreement, certain directors and executive officers of WFB have entered into customary director support agreements and voting agreements related to the transaction. The director support agreements provide generally that the executing party will not solicit the former employees or customers of WFB or otherwise engage in banking activities in competition with Investar for a period of two years following the effective date of the merger, subject to certain exceptions. The voting agreements generally provide that the executing party will vote his or her shares in favor of the Merger Agreement at any meeting of the WFB shareholders called to consider such transaction(s).

Private Placement of Series A Preferred Stock

On June 30, 2025, Investar also entered into a Securities Purchase Agreement with certain institutional and other accredited investors relating to the sale by Investar in a private placement offering (the “Private Placement”) of an aggregate of 32,500 shares (the “Private Placement Shares”) of its newly designated 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) at a purchase price of $1,000 per share, for aggregate gross proceeds to Investar of approximately $32.5 million. Investar estimates the net proceeds of the Private Placement will be approximately $30.4 million, after deducting placement agent fees and other offering related expenses.  Investar intends to use the net proceeds from the offering to support the acquisition of WFB and for general corporate purposes, including organic growth and other potential acquisitions.  The Series A Preferred Stock is intended to qualify as additional tier 1 capital of Investar.

The Securities Purchase Agreement contains representations and warranties, covenants, and indemnification provisions that are customary for private placements of shares of convertible preferred stock by companies that have securities registered with the U.S. Securities and Exchange Commission (the “Commission”). The representations and warranties made by the parties will survive for a period of three years following closing. The assertions embodied in the representations and warranties contained in the Securities Purchase Agreement were made solely for purposes of the Securities Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating terms. Moreover, the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Investar and the purchasers party to the Securities Purchase Agreement, rather than establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding Investar or the purchasers party to the Securities Purchase Agreement at the time they were made or otherwise.

The Private Placement Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D of the Commission promulgated under the Securities Act, and, as a result, the Private Placement Shares may not be offered or sold in the United States absent a registration statement or exemption from registration.

Contemporaneously with the execution of the Securities Purchase Agreement, Investar and each of the purchasers under the Securities Purchase Agreement entered into the Registration Rights Agreement, by which Investar has agreed at its expense, subject to certain exceptions, to file with the Commission a registration statement with respect to the resale of the Underlying Shares (as defined below) no later than 60 days following the closing of the Private Placement and to have the registration statement declared effective by the Commission no later than the earlier of (i) the fifth trading day after the Commission notifies Investar that it will not review or has completed its review of the registration statement, or (ii) the 120th calendar day following the closing of the Private Placement (or the 150th calendar day following the closing in the event that the registration statement is subject to review by the Commission).

The resale registration rights set forth in the Registration Rights Agreement terminate with respect to registrable securities that (i) are sold or otherwise transferred under an effective registration statement under the Securities Act, (ii) cease to be outstanding, (iii) are transferred in a transaction in which the purchaser’s rights are not assigned to the transferee of the securities, (iv) are sold in accordance with Rule 144 promulgated under the Securities Act (“Rule 144”), or (v) become eligible for resale without volume or manner-of-sale restrictions under Rule 144 (or any successor rule then in effect) and without the requirement for Investar to be in compliance with the current public information requirement under Rule 144.

The foregoing summary of the Securities Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the complete text of those documents, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Items 1.01 (under the heading “Private Placement of Preferred Stock”), 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03     Material Modification to Rights of Security Holders.

On June 30, 2025, Investar filed Articles of Amendment to its Restated Articles of Incorporation (the “Articles of Amendment”) with the Louisiana Secretary of State, which became effective on June 30, 2025, establishing the relative preferences, rights and limitations of the Series A Preferred Stock, having a liquidation preference of $1,000 per share.  The Articles of Amendment were filed in connection with the Private Placement, as described above.

The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on parity with each class or series of preferred stock or capital stock Investar may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of Investar, and (ii) senior to Investar common stock and each other class or series of preferred stock or capital stock Investar may issue in the future the terms of which do not expressly provide that such class or series will rank on a parity with or senior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, winding-up and dissolution of Investar (“Junior Securities”).

Following the issuance of the Private Placement Shares (as described in Item 1.01, above), the ability of Investar to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of Investar common stock will be subject to certain restrictions in the event that Investar fails to pay dividends in full on the Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, and the foregoing description of certain terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment.

The information contained in Item 5.03 of this Current Report on Form 8-K under the heading “Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year” is also incorporated by reference into this Item 3.03.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2025, Investar filed the Articles of Amendment with the Louisiana Secretary of State, which became effective as of June 30, 2025, amending Investar’s Restated Articles of Incorporation, by establishing and designating the newly authorized Series A Preferred Stock of Investar initially consisting of 32,500 authorized shares.

Holders of Series A Preferred Stock will be entitled to receive, if, when, and as declared by Investar’s Board of Directors, non-cumulative cash dividends at an annual rate per share of Series A Preferred Stock (in each case, only when, as and if declared) of 6.5% on the $1,000 per share liquidation preference, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year commencing on October 1, 2025. Dividends payable for a dividend period will be computed on the basis of a 360-day year of twelve 30-day months.

So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A Preferred Stock, Investar may not, subject to certain exceptions, declare or pay dividends with respect to, or redeem, purchase or otherwise acquire, any Junior Securities.

The Series A Preferred Stock has no maturity date and is perpetual unless redeemed or converted in accordance with the Articles of Amendment. Subject to certain conditions, Investar, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem, from time to time, out of assets legally available therefor, in whole or in part, the shares of Series A Preferred Stock then outstanding on any dividend payment date (and, for the avoidance of doubt, following the payment of any dividend payable on such dividend payment date) occurring on or after July 1, 2030. In addition, subject to certain conditions, Investar, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor, in whole but not in part, the Series A Preferred Stock then outstanding at any time if the Series A Preferred Stock ceases to constitute additional Tier 1 capital of Investar. The redemption price for any such shares of Series A Preferred Stock will be equal to $1,000 per share, plus all declared but unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends. The Series A Preferred Stock is not subject to redemption at the option of the holder thereof.

Each holder of shares of Series A Preferred Stock will have the right, at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s Series A Preferred Stock into shares of Investar common stock (the “Underlying Shares”) at the rate of 47.619 shares of Investar common stock per share of Series A Preferred Stock (subject to adjustment as described in the Articles of Amendment) (the “Conversion Rate”), plus cash in lieu of fractional shares of Investar common stock. The maximum number of Underlying Shares that may be issued upon conversion of the Series A Preferred Stock is 1,600,000 (subject to certain adjustments as described in the Articles of Amendment). Additionally, subject to certain conditions, on or after July 1, 2028, Investar will have the right, at its option, from time to time on any dividend payment date (and, for the avoidance of doubt, following the payment of any dividend payable on such dividend payment date), to cause some or all of the Series A Preferred Stock to be converted into Underlying Shares at the Conversion Rate if, for 20 trading days within the period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day preceding the date Investar delivers a notice of mandatory conversion to holders of Series A Preferred Stock, the closing price of Investar common stock exceeds $26.25 per share (subject to adjustment as described in the Articles of Amendment).

Upon the voluntary or involuntary liquidation, dissolution, or winding-up of Investar, holders of outstanding shares of Series A Preferred Stock will be entitled to be paid out of Investar’s assets legally available for distribution to its shareholders, before any distribution of assets is made to holders of Junior Securities, a liquidating distribution in an amount equal to the greater of (1) an amount equal to $1,000 per share of Series A Preferred Stock, plus any declared and unpaid dividends thereon, and (2) the amount that such holder would have received in respect of the shares of Underlying Shares issuable upon conversion of Series A Preferred Stock held thereby had such holder converted such share of Series A Preferred Stock immediately prior to such time.

Upon the occurrence prior to an applicable conversion date of a merger or similar business combination in which Investar common stock is converted into other consideration; a sale of all or substantially all of the property and assets of Investar in which Investar common stock is converted into other consideration; any reclassification of Investar common stock into other securities; or any statutory share exchange of Investar common stock for other securities (each, a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of any holders, be entitled to receive, out of the assets of Investar or proceeds thereof available for distribution to Investar stockholders, and after satisfaction of all liabilities and obligations to creditors of the corporation and subject to the rights of any securities ranking senior to the Series A Preferred Stock, before any distribution of such assets or proceeds is made to or set aside for the holders of Investar common stock and any other Junior Securities, in full, the greater of the (i) amount per share equal to the liquidation value of $1,000 per share, plus all declared but unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends, and (ii) amount equal to the distribution amount of such assets or proceeds of Investar as was receivable by a holder of the number of shares of Investar common stock into which such share of Series A Preferred Stock was convertible immediately prior to such Reorganization Event.

Holders of the Series A Preferred Stock will have no voting rights, except with respect to certain changes in the terms of the Series A Preferred Stock, certain fundamental business transactions and as otherwise required by applicable law.  In addition, shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

Equiniti Trust Company, LLC, Investar’s registrar and transfer agent with respect to its common stock, will serve as the initial transfer agent, registrar, paying agent and conversion agent with respect to the Series A Preferred Stock.  Investar may, in its sole discretion, remove any transfer agent, registrar, paying agent or conversion agent provided that Investar appoints a successor to such position(s) who accepts such appointment prior to the effectiveness of such removal.

The Articles of Amendment do not limit the authority of Investar to issue any securities ranking junior or senior to, or on parity with, the Series A Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Investar.

The foregoing description of the material terms of the Series A Preferred Stock is qualified in its entirety by reference to the complete text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.  The information contained in Item 3.03 of this Current Report on Form 8-K under the heading “Material Modification to Rights of Security Holders” is also incorporated by reference into this Item 5.03.

Item 7.01     Regulation FD Disclosure.

On July 1, 2025, Investar and Wichita Falls issued a joint press release announcing the execution of the Merger Agreement, and Investar announced the Private Placement.  A copy of the press release is furnished as Exhibit 99.1.

On July 1, 2025, Investar issued an investor presentation regarding the matters described in Item 1.01 of this Form 8-K, a copy of which is furnished as Exhibit 99.2.

The information set forth in this Item 7.01 (including the information in Exhibits 99.1 and 99.2 hereto) is being furnished to the Commission and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information will not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated July 1, 2025, by and among Investar Holding Corporation and Wichita Falls Bancshares, Inc.*
3.1	Articles of Amendment, dated June 30, 2025, to Investar’s Restated Articles of Incorporation.
4.1	Specimen certificate representing Series A Non-Cumulative Perpetual Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, dated June 30, 2025, by and between Investar Holding Corporation and the purchasers set forth therein.
10.2	Form of Registration Rights Agreement, dated June 30, 2025, by and between Investar Holding Corporation and the purchasers set forth therein.
99.1	Press release dated July 1, 2025, announcing merger transaction and private placement.
99.2	Investor Presentation dated July 1, 2025.
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Investar cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to: statements about the benefits of the proposed merger involving Investar and WFB, including future financial and operating results; statements about Investar’s plans, objectives, expectations and intentions; statements about the expected timing of completion of the proposed merger; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that Investar may be unable to obtain governmental and regulatory approvals required to consummate the proposed merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the proposed merger may not be fully realized or may take longer to realize than expected; (vii) disruption from the proposed merger making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which Investar discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Commission. Each forward-looking statement speaks only as of the date of the particular statement and Investar undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

In connection with the proposed merger, Investar intends to file with the Commission a registration statement on Form S-4 (the “Form S-4”) that will include a joint proxy statement of Investar and WFB and a prospectus of Investar with respect to the shares of Investar common stock to be issued in the proposed merger (the “proxy statement/prospectus”). Investar may also file other relevant documents with the Commission regarding the proposed merger. This document is not a substitute for the Form S-4 or proxy statement/prospectus or any other document that Investar may file with the Commission. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of each of Investar and WFB. Investors and security holders are urged to read the Form S-4, the proxy statement/prospectus and any other relevant documents that may be filed with the Commission, as well as any amendments or supplements to these documents, carefully and in their entirety if and when they become available because they contain or will contain important information about the proposed merger. Investors and security holders will be able to obtain free copies of the Form S-4 and the proxy statement/prospectus (if and when available) and other documents containing important information about Investar, WFB and the proposed merger, once such documents are filed with the Commission through the website maintained by the Commission at http://www.sec.gov. Copies of the documents filed with, or furnished to, the Commission by Investar will be available free of charge in the “Investor Relations” section of Investar’s website at www.investarbank.com. The information included on, or accessible through, Investar’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Investar and WFB and their respective directors and officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed merger. Information about Investar’s directors and executive officers and their ownership of Investar’s securities is set forth in Investar’s filings with the Commission, including its most recent Annual Report on Form 10-K filed with the Commission. To the extent that holdings of Investar’s securities have changed since the amounts printed in most recent Annual Report on Form 10-K filed with the Commission, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the Commission. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of Investar. The Private Placement Shares and the Underlying Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: July 1, 2025	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer